CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 of our report dated September 28, 2015, relating to the audited consolidated financial statements of XFit Brands, Inc. and its subsidiaries for the years ended June 30, 2015 and 2014, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Accell Audit and Compliance, P.A.

Tampa, Florida

March 16 , 2016